Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Announces Strategic Initiatives

For Second Half of Fiscal 2008

BERKELEY HEIGHTS, N.J.— January 14, 2008— Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure workflow management software and web-based services, today announced a comprehensive plan intended to accelerate revenue growth and enhance shareholder value in the second half of fiscal 2008. The plan, set forth in a series of strategic initiatives, follows a detailed assessment of the company’s business strategy and operations by senior management and the Board of Directors.

“We are taking strategic action in the second half of fiscal 2008 to improve both the top-line and bottom-line performance of the company,” stated Ben Benjamin, President of Authentidate. “These initiatives will allow us to drive revenue growth, eliminate costs and accelerate our forecast for reaching cash flow breakeven.”

Enhance sales and service

Authentidate plans to leverage its existing resources to enhance its sales and customer service capabilities in the U.S. Existing personnel will be repurposed to ensure broader sales, service and customer solutions capabilities throughout the organization. An expanded sales and customer service force will enable Authentidate to build a more robust sales pipeline and more efficiently meet demand for the company’s software as a service offerings.

Expand market opportunities

Authentidate will refocus its marketing and sales efforts in the U.S. on an expanded marketplace, beyond home health agencies and durable medical equipment providers. Over the next several months the company plans to extend the benefits of its highly flexible and customizable Inscrybe platform beyond the current addressable market, by adding new services and penetrating new segments of the multi-billion dollar healthcare industry.

Reduce costs

Authentidate will implement several measures to reduce operating costs including downsizing the current management team and certain product development resources. Overall, the company plans to reduce headcount at its U.S. operations by more than 20 percent and to aggressively manage such costs moving forward. The company expects to incur severance costs in the second and third quarters of fiscal 2008 as a result of the recent and planned headcount reductions. However, such costs should not have a material impact on the company’s ability to execute its plan.

Mr. Benjamin concluded, “The operational improvements we are implementing will help us improve revenue growth and open untapped markets. Over the past year we have experienced improved momentum and traction in the sales and marketing of our software as a service offerings, however, we believe that the most significant market opportunities remain in front of us. With a broader, dedicated sales force and a more streamlined, cost-efficient infrastructure we are well positioned to meet our goals and rebuild shareholder value.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure workflow management software and web-based services. The company’s automated and trusted workflow solutions enable enterprises and office professionals to employ rules-based electronic forms, intelligent routing and transaction management, electronic signing, content authentication, identity credentialing and verification and web and fax based communication capabilities. Customer benefits from the company’s offerings include reduced costs, improved productivity and service levels, automated audit trails, enhanced compliance with regulatory requirements and the reduction of paper-based processes. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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